TAURUS
                              SCHEDULE 14A
                             (Rule 14a-101)

                 INFORMATION REQUIRED BY A PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|X| Preliminary Proxy Statement			|_| Confidential For Use of the
                                      Commission Only
                                      (as Permitted by
                                      Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                          TAURUS PETROLEUM, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee: (Check the appropriate box):

|X|  No fee required

|_| Fee computed on table below per Exchange Act
     Rule 14a-6(I)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
____________________________________________________________

(2) Aggregate number of securities to which transaction applies:
____________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________

(4) Proposed maximum aggregate value of transaction:
_____________________________________________________________

(5) Total fee paid:
_____________________________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of the filing.

(1) Amount Previously Paid:
_______________________________________________________________

(2) For, Schedule or Registration Statement No.:
_______________________________________________________________

(3) Filing Party:
_______________________________________________________________

(4) Date Filed:
_______________________________________________________________

                            TAURUS PETROLEUM, INC.
                         2016 Main Street, Suite 109
                             Houston, Texas 77002
____________________________________________________________________________

                          NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS
                             November 19, 1997

The Annual Meeting of Stockholders of Taurus Petroleum, Inc. (the "Company") will be held on November 19, 1997 at 10:00 A.M. (CST) at 410 North Sam Houston Parkway East, Houston, Texas 77060, for the following purposes:

(1)	To elect five directors of the Company for the ensuing year.

(2)	Proposal to change the name of the Company to Taurus Entertainment
    Companies, Inc.

(3)	Proposal to effectuate a one share for 300 shares (1 : 300) reverse stock split of the issued and outstanding shares of common stock of the Company.

(4)	Proposal to reduce the number of the Company's authorized shares of common stock par value $0.001 to 20,000,000 shares.

(5)	Proposal to authorize 10,000,000 shares of Preferred Stock of the Company.

(6)	To ratify the selection of Simonton, Kutac & Barnidge L.L.P., Certified
    Public Accountants as the Company's independent auditor for the fiscal year ending 1997.

(7)	To act upon such other business as may properly come before the meeting.

Only holders of the Company's Common Stock of record at the close of business on October 6, 1997 will be entitled to vote at the Annual meeting, or any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date, and return your proxy promptly. Your cooperation in signing and returning your proxy will help avoid further solicitation expense.

                               BY ORDER OF THE BOARD OF DIRECTORS
                               /s/ Stephen E. Fischer
                               Chairman of the Board and President

October 31, 1997
Houston, Texas

                          TAURUS PETROLEUM, INC.
                       2016 Main Street, Suite 109
                          Houston, Texas 77002

                           __________________


                            PROXY STATEMENT
                     Annual Meeting of Stockholders
                           November 19, 1997

                            _________________


This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Taurus Petroleum, Inc., a Colorado corporation ("the "Company") for use at the Annual meeting of Stockholders of the Company to be held on November 19, 1997 at 10:00 A.M. (CST) at 410 North Sam Houston Parkway East, Houston, Texas 77060, and at any adjournments thereof, for the purpose of considering and voting upon matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about October 31, 1997. The cost of the solicitation of proxies is being borne by the Company.

The close of business on October 6, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual meeting and any adjournment thereof. As of the record date, there were 60,307,749 shares of the Company's common stock, par value $0.001 per share
(the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the meeting. Each nominee for Director named in Item 1 must receive a majority of the votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Item 2 through Item 6 set forth in the accompanying Notice.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN; (ii) FOR THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO TAURUS ENTERTAINMENT COMPANIES, INC.; (iii) FOR THE PROPOSAL TO EFFECTUATE A 1 FOR 300 SHARE REVERSE STOCK SPLIT; (iv) FOR THE PROPOSAL TO REDUCE THE NUMBER OF THE COMPANY'S AUTHORIZED

SHARES OF COMMON STOCK; (v) FOR THE PROPOSAL TO AUTHORIZE 10,000,000 SHARES
OF PREFERRED STOCK OF THE COMPANY; and (vi) FOR THE RATIFICATION OF SIMONTON, KUTAC & BARNIDGE, L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

____________________________________________________________________________


(1) TO ELECT FIVE DIRECTORS FOR THE ENSUING YEAR
____________________________________________________________________________

Nominees for Directors

     The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and any adjournment thereof. The Board has determined that the number of Directors shall be fixed at five directors. They have indicated that, unless otherwise specified in the Proxy, they intend to vote for Directors the nominees listed below. All the nominees are presently members of the Board of Directors. Each duly elected Director will hold office until his successor shall have been elected and qualified.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s)as may be nominated by the Board of Directors.

The following table provides information with respect to all nominees to the Board of Directors, as well as all existing directors of the Company and all executive officers of the Company.

The current nominees for the Board of Directors are Stephen E.
Fischer, Eric Langan, Mitchell White, Christopher N. Curnow and Michael Thurman. The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below:



Name				                        Position Held	               	  		Term as Director

Stephen E. Fischer	          	Chairman of the Board of	           April 1996 until Present
                              Directors, Chief Executive
                              Officer, President and
                              Secretary and Nominee for Director

Eric Langan		                	Nominee for Director			               N/A

Mitchell White 	             	Nominee for Director               			N/A

Michael Thurman	             	Nominee for Director               			N/A

Christopher N. Curnow	        Director and Nominee for            November 1987 to Present
                              Director

Brian E. Cornish		            Director				                        August 1987 to Present

Thomas P. McDonnell	          Director			                        	July 1990 to Present

David S. Crockett, Jr.      		Director			                        	July 1988 to Present

William B. Weekley		          Director		                        		April 1996 to Present


Business Experience

     STEPHEN E. FISCHER, age 50, was elected to the Board of Directors in April, 1996. He has been involved in the food and beverage business since 1975. He has owned and operated eleven clubs, and one motel project. Mr. Fischer has owned and operated three adult entertainment clubs in the Houston, Texas area. He has a B.S. B.A. degree from the University of North Dakota
(1975).  His experience includes club design, construction, and management.

     ERIC LANGAN, age 29, has been involved in the adult entertainment business since 1989.  From January 1997 through the present, he has held the
position of President with XTC Cabaret, Inc.   From November 1992 until
January 1997, Mr. Langan was the President of Bathing Beauties, Inc.  From
May 1991 until November 1992, he was a vice-president with Hang On, Inc.
Since 1989, Mr Langan has exercised managerial control over the opening and operations of a total of eleven adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses. Langan also is an officer of Citation Land Company which owns commercial income real estate in Houston, Texas.

     MITCHELL WHITE, age 36, has worked in the adult entertainment industry in Houston, Texas since 1983. From 1983 until 1985, Mr White was employed by La Bare as an entertainer, disc jockey and emcee. From 1985 until 1987 he was employed by Executive Suite Cabaret as a manager. From 1987 until 1989, Mr. White was employed by Chez Paris Cabaret in several management positions culminating in his appointment as its general manager. In this capacity he exercised managerial control over the opening of the business and all operations. From 1989 until 1993 Mr. White was employed by the Colorado Bar
& Grill in several management positions culminating in his appointment as its general manager. From 1993 until the present, Mr. White has been the general manager of XTC Cabaret and he exercises managerial control over its three locations in Houston.

     MICHAEL THURMAN, age 38, has been employed in the bar and restaurant industry since 1982 for several operators of bars and restaurants.. He served in various management positions culminating in his being appointed comptroller of a multi-location restaurant chain with annual sales in excess of $6,000,000. Beginning in 1989, Mr. Thurman worked in managerial capacities for adult entertainment businesses located in Houston, Texas including the Colorado Bar
& Grill, the Gold Club, Rick's, and Caligula XXI. Since 1994, Mr. Thurman has been employed by the XTC Group and the XTC Cabaret as its chief financial officer.

     CHRISTOPHER N. CURNOW, age 50, was elected to the Board of Directors in November, 1987. Mr. Curnow has over 20 years' experience in the petroleum industry since graduating from the University of Adelaide with a Bachelor of Science (Honors) degree in 1968. Mr. Curnow spent 13 years with Exxon Corporation both in Australia and Canada, the USA and Malaysia. During these years, he gained a wide range of experience in technical, operational and management aspects of the oil industry. Since 1981 Mr. Curnow has been a consultant specializing in the management and technical supervision of oil and gas activities of several Australian companies. Mr. Curnow has been associated with Cornwall Resource Corporation N.L. since January 1986 and has been responsible for the management of the petroleum interests of the Cornwall
Group of Companies. Since 1982 Mr. Curnow has been Chief Executive Officer of Centaur Petroleum Pty. Ltd., a company engaged in oil exploration in Australia. Mr. Curnow is a Director of Cornwall Resource Corporation N.L. of Sydney, Australia.

     BRIAN E. CORNISH, age 56, was elected to the Board of Directors in August, 1987. Mr. Cornish is a practicing petroleum geologist who graduated from the University of Adelaide in Economic Geology in 1960. He subsequently has gained wide experience in resource exploration both in the Australian and international oil exploration industry which included a number of years with The Superior Oil Co. Group. He has been a consulting geologist to a number of resource oriented corporations. Mr. Cornish is an active member of a number of professional petroleum and mineral organizations both in Australia and the United States. Since 1967 he has been the Geologist and Managing Director of B.E. Cornish & Associates Pty. Ltd., geological and technical consultants, of Sydney, Australia. Mr. Cornish is Chairman and Managing Director of both Cornwall Resource Corporation N.L. and its wholly owned subsidiary CPC Petroleum Corporation N.L. of Sydney.

     THOMAS P. MCDONNELL, age 44, was elected to the Board of Directors in July, 1990. Mr. McDonnell is a graduate of the University of Florida, where he received his BS degree in Electrical Engineering in 1975. Mr. McDonnell received an MBA from Corpus Christi State University in 1978. Mr. McDonnell was employed by Schlumberger Offshore Services as an Openhole Logging Engineer from 1975 to 1978. Mr. McDonnell was a District Manager of an Openhole logging District for Birdwell Division of SSC from 1978 to 1980. In 1980 Mr. McDonnell was employed by WENCO Engineering as a Petroleum Engineer. WENCO is an engineering firm specializing in production exploration and reservoir engineering. Mr. McDonnell was involved in reservoir engineering for private companies; however, his main position involved supervising exploration and development. From 1981 to 1987, Mr. McDonnell was employed as President of McDonnell Oil and Gas Consultants, Inc. In this position, Mr. McDonnell consulted in the drilling and completion of numerous wells in Oklahoma, Texas and Tennessee. He also operated over 50 wells in the Midcontinent Region. In 1984 Mr. McDonnell formed Validus Operating, Inc. of which he is the President and Chairman of the Board. Validus Operating, Inc. is an oil and gas production company with production in Texas, Oklahoma and New Mexico. Along with operating its own properties, Validus Operating, Inc. operates properties as a third party. Mr. McDonnell is also Chairman of the Board of Epoch Resources, Inc. an oil and gas production company with operations in Texas and Oklahoma.

     DAVID S. CROCKETT, JR., age 51, was elected to the Board of Directors in July, 1988. Mr. Crockett has been President of David S. Crockett & Co., certified public accountants, since July 1972. Since April 1983, Mr. Crockett has been Assistant Treasurer, and since May 1984 Vice President of Stonetex Oil Corp.

     WILLIAM B. WEEKLEY, age 44, was elected to the Board of Directors in April, 1996. He holds an MBA from the University of Texas. For more than five years prior hereto, Mr. Weekley has been an independent consultant providing financial advisory services, and a private investor in the oil & gas and entertainment industries. He has been the President of HarCor Capital Markets Inc. which was an investment banking firm, and he served as the Chairman of Cambridge Trading and Transportation, Inc. and Pen Roy Oil Company.

Information Concerning the Board of Directors and Its Committees

      The Company has no standing audit, nominating, or compensation committees. Decisions concerning executive officer compensation for 1996 were made by the full Board of Directors. Stephen E. Fischer is the only director of the Company who is also an officer of the Company. Decisions concerning audit, nominating and compensation matters for 1996 were made by the full Board of Directors.

     The Company held four meetings of its Board of Directors during the period covered by the fiscal year ended September 30, 1996. All directors were present for at least 75% of the meetings.

Certain Securities Filings

     The Company believes that the following persons are each late in filing Form 5: Thomas P. McDonnell, David S. Crockett, Jr., Brian E. Cornish, William B. Weekley, Christopher N. Curnow, and Stephen E. Fischer.

                       EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the fiscal years ended December 31, 1994, 1995 and 1996 of the chief executive officer of the Company. Mr. Stephen Fisher, became President and Chief Executive Officer of the Company in April, 1996. Prior thereto Mr. McDonnell was Chairman of the Board and President. During the fiscal year ended June 30, 1996, neither Mr. Fischer, Mr. McDonnell nor any other officer or director of the Company received any compensation for the services rendered to the Company which exceeded $100,000.


                    SUMMARY COMPENSATION TABLE


Name and		                           	Annual Compensation	      Long Term Compensation		     	                All
Principal							                                                                         Stock Options	       Other
Position	                    		Year	  Salary	   Bonus   Other	  All Restricted Awards	   (Shares)	            Compensation

Stephen E. Fischer	           	1996	    -0-	     -0-	  -0-	           -0- 		               -0-	                 -0-
Chairman of the Board	         1995	    -0-	     -0-  	-0-	           -0-	    	            -0-	                 -0-
                               1994	    -0-	     -0-  	-0-	           -0-		                -0-		                -0-


Thomas P. McDonnell	           1996	    -0-	     -0-	  -0-	           -0-		                -0-	                 -0-
Chairman of the Board	         1995	    -0-	     -0-	  -0-	           -0-  		              -0-	                 -0-
through April 1996	1994		               -0-	     -0-	  -0-	           -0-		                -0-	                 -0-



Director Compensation

     The Company does not currently pay any cash director's fees, but it pays the expenses, if any, of its directors in attending board meetings.

Employee Stock Option Plan


     While the Company has been successful in attracting and retaining qualified personnel, the Company believes that its future success will depend in part on its continued ability to attract and retain highly qualified personnel. The Company also believes that equity ownership is an important factor in its ability to attract and retain skilled personnel, and the Board of Directors of the Company is presently evaluating the adoption of an employee stock option program. While no decision has been made as to the type of stock option program which may be adopted, it is the intention of the Board of Directors that a stock option program will be established.

     The purpose of the stock option program will be to further the interest of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company and its subsidiaries in attracting and retaining key employees and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 6, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of
Common Stock, (ii) each director and nominee of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors
of the Company as a group, and nominees for Director.   Each stockholder has
sole voting and investment power with respect to the shares shown.
Shares of
Name of Beneficial Owner	          			Common Stock	           	% of Total

Stephen E. Fischer		              			28,262,602(1)		            46.87%

Christopher N. Curnow			            	15,425,611(2)		            25.73%

Brian E. Cornish				                 	6,250,000	               	10.42%

Eric Langan		                       					-0-		                    -0-

Mitchell White					                    		-0-	                    	-0-

Michael Thurman				                    		-0-		                   	-0-

David S. Crockett					                  	-0-		                   	-0-

William B. Weekley						                 -0-		                   	-0-

Thomas P. McDonnell				                		-0-		                   	-0-

All directors, nominees and
officersas a group (9 persons)	 	  		49,938,213		               83.29%
_____________________________
(1)	Includes holdings of SBCA Holdings, Inc. which is controlled by Stephen E.
    Fischer.

(2)	Includes shares of Centaur Petroleum Pty. Ltd. which is controlled by
    Christopher N. Curnow.


Certain Relationships and Related Transactions

     The Company was operated by Validus Operating, Inc. ("Validus") under a Management Agreement, which was originally effective April 1, 1990 and had been extended through January 31, 1996. Under the terms of this agreement, Validus was entitled to receive $10,000 per month for its services. Validus is an oil and gas operating company of which Thomas P. McDonnell is the sole stockholder. Mr. McDonnell currently serves as a member of the Board of Directors. On December 7, 1992, the Company issued 20,000,000 shares of the Company's Common Stock to Validus at $.005 per share as consideration for $100,000 of the management fees payable to Validus. In addition, the Company converted the remaining management fee payable of $99,000 to a long-term note payable. Also on September 30, 1993, the Company converted an additional $50,000 of management fee payable to a long-term note payable. The principal of both notes would have been amortized over a 10 year period at the prevailing monthly prime rate of interest. In an effort to eliminate the liabilities of the Company, the Board of Directors decided to divest all the oil and gas assets of the Company in exchange for the extinguishment of the debt owed to Validus. These assets were divested to Mr. Thomas P. McDonnell and Validus Operating, Inc., as they were the single largest creditors of the Company. Mr. McDonnell currently is the sole shareholder of Validus Operating, Inc. The liabilities exceeded the asset value of the Company. This transaction was effective July 1, 1996.

Effective July 1, 1996, SBCA Holdings, Inc.("SBCA") acquired all of the common stock previously controlled individually and/or beneficially by Mr.
McDonnell and Validus (28,262,602).  SBCA is controlled by Mr. Fischer, a member of the Board of Directors of the Company and currently the President and Chairman of the Company.  In exchange for the shares of common stock of the Company, SBCA conveyed shares of common stock a private corporation which Mr. Fischer also controlled.
	_____________________________________________________________________________

      	(2)  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE
	               COMPANY TO CHANGE THE NAME OF THE COMPANY TO
	                   TAURUS ENTERTAINMENT COMPANIES, INC.
	_____________________________________________________________________________


Description and Effect of the Amendment

     The Board of Directors of the Company recommends the approval of the proposed amendment (the "Amendment") to change the name of the Company to Taurus Entertainment Companies, Inc. The proposed Amendment would amend Article I of the Articles of Incorporation, as amended, of Taurus Petroleum, Inc. to change the name of the Company to Taurus Entertainment Companies, Inc. Such an Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Principal Reasons for the Amendment

     The Board of Directors believes it is desirable to change the name of the Company because of the Company's divestiture of assets related to the petroleum industry and believes that the name Taurus Entertainment Companies, Inc. is more appropriate for the business activities in which the Company plans to be engaged. Further, the Board of Directors believes that the name Taurus Entertainment Companies, Inc. is more likely to have a greater intangible value, and a greater recognition value to the Company in the future, than the current name of the Company.

Amendment to Articles of Incorporation

      The proposed Amendment to Article I will be as follows:

                                  	ARTICLE I


      "The name of the Corporation is Taurus Entertainment Companies, Inc."

The Board of Directors unanimously recommends a vote FOR amending the Company's Articles of Incorporation to change the name of the Company to Taurus Entertainment Companies, Inc.
_____________________________________________________________________________


(3)  PROPOSAL TO EFFECTUATE A ONE SHARE FOR 300 SHARES REVERSE
        STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES
                OF COMMON STOCK OF THE COMPANY
_____________________________________________________________________________


     The Board of Directors unanimously adopted a resolution declaring the advisability of, and the Board submits to the shareholders for approval, a proposal to reverse split the issued and outstanding shares of common stock of the Company one share for 300 shares ("Reverse Split"). The Reverse Split will result in one share of common stock being outstanding for each 300 shares issued and outstanding immediately prior to the Reverse Split. The proposal would reduce the number of outstanding shares of the Company's Common
Stock from 60,307,749 shares to 201,025 shares. Upon the affirmative vote of shareholders to effect this Reverse Split, the conversion of shares of the Company's common stock in connection with the Reverse Split will occur immediately and without any action on the part of shareholders of the Company and without regard to the date or dates certificates representing shares of the Company's common stock are physically surrendered for transfer or exchange ("Effective Date").

     The proposal for the Reverse Split requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors of the Company recommends the approval of the proposal to effect a one share for 300 share reverse stock split of the Company's issued and outstanding Common Stock.


Effect of Reverse Stock Split

     The effect of the proposed stock split on the holders of common stock will be as follows:

     (i)	Holders of record of fewer than 300 shares of common stock on the
         Effective Date of the Reverse Split will have their shares automatically converted in the Reverse Split into the right to receive cash in lieu of less than one whole share in the amount set forth below. (See "Cash Payment in Lieu of Shares").

    (ii)	Holders of record of 300 shares or more on the Effective Date will have their shares automatically converted in the Reverse Split into the number of shares equal to the number of their shares divided by 300.
         Any fractional shares resulting from the Reverse Split will automatically be rounded to the nearest whole share.

     The common stock is currently registered under section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed stock splits will not affect the registration of the common stock under the Exchange Act, and the Company has no present intention of terminating the registration under the Exchange Act in order to become a "private" company.

Reasons for the Reverse Stock Split

The Board believes that the Reverse Split of the issued and outstanding shares of common stock of the Company is in the best interests of the Company and its shareholders for several reasons. The Reverse Split should enhance the acceptability of the common stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of common stock caused by the Reverse Split is expected to increase the market price of the common stock. The Board also believes that the proposed Reverse Split will result in a broader market for the common stock than that which currently exists. The Board believes that many securities brokerage houses tend to have policies that discourage individual brokers within the firms from making transactions in low priced stocks.

Some of those policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the common stock, although there can be no assurance that such will be the case.

     There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of common stock after the Reverse Split will be greater than the market price pre-split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the common stock will be improved. Stockholders should note that the Board cannot predict what effect the reverse split will have on the market price of the Common Stock.

     Reduction of Shareholder Base.   As of October 6, 1997, the Company
estimates that approximately 3,500 record holders, or approximately 70% of the record holders of common stock, owned fewer than 300 shares of common stock. The small holdings of such shareholders represent, in the aggregate, less than 2% of the Company's outstanding common stock.

     The cost of administering each shareholder's account is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of retaining small shareholder accounts, management believes it would be beneficial to the Company and its shareholders as a whole to eliminate the administrative burden and cost associated with the many accounts containing fewer than 300 shares of the Company's common stock. The Reverse Split will enable shareholders holding of record fewer than 300 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Shareholders owning a small number of shares would, if they chose to sell their shares, probably incur brokerage fees greater than the market value of their shares. In some cases, it might be difficult to find a broker to handle such small transactions.

Cash Payment in Lieu of Shares

     In lieu of issuing less than one whole share resulting from the Reverse Split to holders of record of fewer than 300 shares, the Company will value each outstanding share of common stock held on the Effective Date of the Reverse Split at the average daily closing bid price per share of the common stock as reported on the Over The Counter Bulletin Board for the 20 trading days preceding the Effective Date. Such per share price is hereinafter referred to as the "Purchase Price."

     Shareholders who hold fewer than 300 shares of record on the Effective Date will be entitled to receive in lieu of the less than one whole share arising as a result of the Reverse Split, cash in the amount of the Purchase Price times the number of shares of common stock held prior to the Reverse Split.

     Any shareholder owning of record fewer than 300 shares of common stock who desires to retain any equity interest in the Company after the Effective Date may do so by purchasing, prior to the Effective Date, sufficient additional shares of the Company's outstanding common stock in the open market to increase the number of shares held to 300 shares or more.

Exchange of Stock Certificates

     As soon as practicable after the Effective Date, the Company will send Letters of Transmittal to all shareholders of record on the Effective Date for use in transmitting stock certificates ("old certificates") to the Transfer Agent. Upon proper completion and execution of the Letter of Transmittal and return thereof to the Transfer Agent, together with old certificates, each shareholder who holds of record fewer than 300 shares on the Effective Date will receive cash in the amount to which the holder is entitled. No interest will be
paid on cash sums due as of the Effective Date.   After the Effective Date and
until surrendered, each outstanding old certificate held by a shareholder who holds of record fewer than 300 shares shall be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled as a result of the Reverse Split.

      Upon proper completion and execution of the Letter of Transmittal and return thereof to the Transfer Agent, together with old certificates, holders of record of 300 or more shares on the Effective Date will receive certificates ("new certificates") representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the proposed stock splits. Until surrendered or exchanged, each outstanding old certificate held by a shareholder who holds of record 300 or more shares shall be deemed for all purposes to represent the number of whole shares to which the holder is entitled as a result of the proposed Reverse Split and if transferred or sold, will automatically be reissued in the transferee's name in the new post-split number of shares. Further, any rights to acquire the Company's common stock will be subject to automatic adjustment to reflect the one share for 300 share Reverse Split.

Federal Income Tax Consequences on the Proposed Reverse Split

      The following discussion describes certain federal income tax consequences of the proposed Reverse Split to shareholders of the Company who are citizens or residents of the United States. In general, the federal income tax consequences of the proposed Reverse Split will vary among shareholders depending upon whether they receive solely cash for their shares or solely new certificates in exchange for old certificates. In addition, the actual consequences for each shareholder will be governed by the specific facts and circumstances pertaining to his acquisition and ownership of the common stock. Thus, the Company recommends that each shareholder consult with his tax advisor concerning his own personal tax situation. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. However, the Company believes that because the proposed Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Split probably will have the following federal income tax effects:

     1.	A shareholder who owns fewer than 300 shares of the common
stock before the Reverse Split, and who therefore receives only cash as a result of the Reverse Split will generally be treated as having sold his shares of common stock represented by old certificates and will recognize gain to the extent that the cash received exceeds his basis in such common stock. If the shares are a capital asset in the hands of the shareholder, the gain will be recognized as a capital gain. Whether gains or losses from the sale or exchange of capital assets are short-term or long-term capital gains or losses depends on the period the capital asset was held. If the shareholder's basis in the shares is greater than the cash received, and if the shares are a capital asset in the hands of the shareholder, the shareholder will recognize a long-term or a short -term capital loss.


      2.	A shareholder who holds 300 or more shares before the Reverse
Split, i.e., a shareholder who is entitled to receive solely new certificates, will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the shares of common stock represented by new certificates will equal the holder's basis in the shares of common stock represented by old certificates.

     3.	The proposed stock splits will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986 and the Company will not recognize any gain or loss as a result of the proposed Reverse Split.

_____________________________________________________________________________

  (4) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO REDUCE THE AUTHORIZED NUMBER OF POST-REVERSE-SPLIT SHARES OF THE COMPANY'S COMMON STOCK TO 20,000,000 AUTHORIZED SHARES
_______________________________________________________________

Description and Effect of the Amendment

     The Board of Directors of the Company recommends the approval of the proposed amendment (the "Amendment") to reduce the number of authorized post -reverse-split shares of the Company's common stock par value $0.001 to 20,000,000 authorized shares. The proposed Amendment would amend Article V of the Articles of Incorporation as amended of Taurus Petroleum, Inc. to authorize 20,000,000 shares of common stock par value $0.001. Such an Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.
This amendment is subject to the passage of Proxy item (3) which is the proposal related to the one share for 300 share reverse stock split of the issued and outstanding shares of common stock of the Company.

Principal Reasons for the Amendment

     The Board of Directors believes it is desirable to reduce the number of authorized post-reverse-split shares of the Company's common stock par value $0.001 to 20,000,000 shares. Currently, the Company has 200,000,000 shares of common stock authorized. The Board of Directors believes that business expansion of the Company and investor confidence will be furthered by the reduction in the number of shares authorized by this proposal because the potential market overhang of the current number of authorized shares will be greatly reduced. Further, the Company's Board seeks to reduce the number of authorized shares of common stock because the Board does not currently foresee a need to issue shares of common stock in excess of the proposed amount.

Amendment to Articles of Incorporation

      The proposed Amendment to Article V will be as follows:

                           	ARTICLE V

             "(a) The aggregate number of shares of common stock which the corporation shall have authority to issue is twenty million (20,000,000) shares with $0.001 par value which shall be designated as common stock. No share of common stock shall be issued until it has been paid for and it shall thereafter be non- assessable."

       The Board of Directors unanimously recommends a vote FOR amending the Company's Articles of Incorporation to reduce the number of authorized post-reverse-split shares of the Company's common stock par value $0.001 to 20,000,000 authorized shares.


_____________________________________________________________________________

	(5) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK
_____________________________________________________________________________


Description and Effect of the Amendment

      The Board of Directors of the Company recommends the approval of the proposed amendment (the "Amendment") to authorize 10,000,000 shares of preferred stock.

      The proposed Amendment would amend Article V of the Articles of Incorporation as amended of Taurus Petroleum, Inc. to authorize 10,000,000 shares of preferred stock. Such an Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Principal Reasons for the Amendment

      The Board of Directors believes it is desirable to authorize 10,000,000 shares of preferred stock. Currently, the Company has no shares of preferred shares authorized. The purpose of the proposed amendment is to make available for issuance shares of preferred stock which will be available in the event the Board of Directors determines that it is necessary and appropriate to raise additional capital through the sale of preferred stock in the public or private market, or otherwise issue shares of preferred stock for acquisitions or other appropriate corporate purposes. The Board of Directors has no present agreement, arrangement or plan to issue any shares of preferred stock.

Amendment to Articles of Incorporation

        The proposed Amendment to Article V will be as follows:

                               ARTICLE V

         "(b)	The aggregate number of shares of preferred stock which the
corporation shall have authority to issue is ten million (10,000,000) shares of
preferred stock with a par value of $0.01.   No share of preferred stock shall
be issued until it has been paid for and it shall thereafter be non-assessable

          (c) 	The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Colorado law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by the Colorado law."

     The Board of Directors unanimously recommends a vote FOR amending the Company's Articles of Incorporation to authorize 10,000,000 of preferred stock.

_____________________________________________________________________________

(6)  PROPOSAL TO RATIFY THE SELECTION OF SIMONTON, KUTAC & BARNIDGE L.L.P.
                     AS THE COMPANY'S INDEPENDENT AUDITOR
               FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997
_____________________________________________________________________________

     The Board of Directors has selected Simonton, Kutac & Barnidge
L.L.P. Certified Public Accountants as the Company's independent auditor for the current fiscal year. Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval.

     The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing Simonton, Kutac & Barnidge L.L.P. Certified Public Accountants as the Company's independent auditor for the fiscal year ending September 30, 1997. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     In the event the appointment of Simonton, Kutac & Barnidge Certified Public Accountants as independent auditor is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the fiscal year ending September 30, 1997.

     A representative of Simonton, Kutac & Barnidge L.L.P. Certified Public Accountants is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of Simonton, Kutac & Barnidge L.L.P. Certified Public Accountants as independent auditor for fiscal year ending September 30, 1997.

Changes in Company's Certifying Accountant

Ernst & Young L.L.P. ("Ernst & Young"), Certified Public
Accountants, of San Antonio, Texas, audited the financial statements of the Company for the year ended December 31, 1995. Ernst and Young was mutually terminated as of January 6, 1997.

Simonton, Kutac & Barnidge, L.L.P. (SK&B), Certified Public
Accountants, of Houston, Texas was engaged as the Company's accountant on June 3, 1997. The decision to change the Company's independent accountants was recommended by Stephen E. Fischer and was approved by the Company's Board of Directors.

There were no disagreements between the Company and Ernst &
Young, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

The report of Ernst & Young for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, excepting a "going concern" qualification, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Also, during the Company's two most recent fiscal years, and since then, Ernst & Young has not advised the Company that any of the following exist or are applicable:

        (1)	That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has lead them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;


        (2)	That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

        (3)	That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

     The Company provided Ernst & Young with a copy of the disclosure provided under this caption, and has been provided with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

___________________________________________________________________________

                             (7) OTHER MATTERS
___________________________________________________________________________

The Board of Directors is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

                      1998 STOCKHOLDERS PROPOSALS

The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual meeting of Stockholders is March
31, 1998.


                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Stephen E. Fischer
                                          Chairman of the Board and CEO

Houston, Texas

                                       Proxy
                                TAURUS PETROLEUM, INC

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON NOVEMBER 19, 1997

     The undersigned hereby appoints Stephen E. Fischer and Eric Langan, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Taurus Petroleum, Inc. held of record by the undersigned on October 6, 1997, at the Annual Meeting of Stockholders to be held on November 19, 1997 at 10:00 AM(CST) at 410 North Sam Houston Parkway East, Houston, Texas 77060, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.



     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1 AND FOR THE PROPOSALS IN NUMBERS 2, 3, 4 AND 5, AND FOR THE RATIFICATION IN NUMBER 6.





1.	ELECTION OF DIRECTORS OF THE COMPANY.  (Instruction:  To withhold authority to vote for any individual nominee, strike a line through, or otherwise strike, that nominee's name in the list below.)

     o FOR all nominees listed         	     o  WITHHOLD authority to
       below except as marked       	           vote for all nominees
       to the contrary                         	below


            Stephen E. Fischer	                   Christopher N. Curnow

            Eric Langan		                         Mitchell White

            Michael Thurman

2. 	PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY TO TAURUS ENTERTAINMENT
COMPANIES, INC.


 o  FOR                 o  AGAINST               o  ABSTAIN


3.	PROPOSAL TO EFFECTUATE A  ONE SHARE  FOR 300 SHARES ( 1 : 300)
REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY.


 o  FOR                 o  AGAINST               o  ABSTAIN


4.	PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
REDUCE THE NUMBER OF THE COMPANY'S AUTHORIZED SHARES OF POST-
REVERSE-SPLIT COMMON STOCK PAR VALUE $0.001 TO 20,000,000 SHARES.

 o  FOR                 o  AGAINST               o  ABSTAIN


5.	PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK OF THE COMPANY.

 o  FOR                 o  AGAINST               o  ABSTAIN


6.	PROPOSAL TO RATIFY THE SELECTION OF SIMONTON, KUTAC &
BARNIDGE L.L.P. AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE
FISCAL YEAR ENDING SEPTEMBER 30, 1997.


 o  FOR                 o  AGAINST               o  ABSTAIN


7. 	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE
ANNUAL MEETING.


 o  FOR                 o  AGAINST               o  ABSTAIN

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorizedofficer. If a partnership, please sign in partnership name by authorized person.



_______________________                       ________________________________
Number of	                                       Signature
Shares Owned


                                              ________________________________
                                                  (Typed or Printed Name)


                                              ________________________________
                                                  Signature if held jointly



                                              ________________________________
                                                 (Typed or Printed Name)


DATED: __________________________


             THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED
               	AT THE MEETING.  PLEASE MARK, SIGN, DATE AND RETURN
                            THIS PROXY PROMPTLY.